UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2020

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, Suite 1200, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ENT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Global Eagle Entertainment Inc., filed on July 22, 2020, in order to file exhibits 10.2 and 10.3, which were omitted from the original filing. In addition, Item 1.01 of the original filing has been updated to include the DIP Credit Agreement (defined below) entered into on July 24, 2020. No other changes have been made to the original filing other than in respect of the foregoing.

Item 1.01 Entry into a Material Definitive Agreement.

Twelfth Amendment to Credit Agreement

On July 20, 2020, Global Eagle Entertainment Inc. (the “Company” or “we”) entered into a Twelfth Amendment to Credit Agreement (the “Twelfth Amendment”) among the Company, the guarantors party thereto (the “Guarantors”), the lenders party thereto and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), which Twelfth Amendment amends the terms of that certain Credit Agreement, dated as of January 6, 2017 (as amended, supplemented or otherwise modified from time to time, including pursuant to the Twelfth Amendment, the “Credit Agreement”), by and among the Company, the Guarantors identified on the signature pages thereto, each lender from time to time party thereto and the Administrative    Agent.

Pursuant to the Twelfth Amendment, the lenders have agreed to waive compliance with the Minimum Liquidity Covenant (as defined therein) for the period commencing July 20, 2020 until August 1, 2020.

The Twelfth Amendment was conditioned upon the Company’s payment of advisor costs and expenses.

Restructuring Support Agreement

The information set forth below in Item 1.03 in this Current Report on Form 8-K under the caption “Restructuring Support Agreement” is hereby incorporated by reference in this item 1.01.

Debtor-In-Possession Credit Agreement

The information set forth below in Item 8.01 in this Current Report on Form 8-K under the caption “Debtor-In-Possession Credit Agreement” is hereby incorporated by reference in this item 1.01.

Item 1.03 Bankruptcy or Receivership.

Voluntary Petitions for Bankruptcy

On July 22, 2020 (the “Petition Date”), the Company and those subsidiaries of the Company listed on Exhibits 99.1 (together with the Company, the “Debtors”) commenced voluntary Chapter 11 proceedings under Chapter 11 of the United States, (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have requested that the Chapter 11 proceedings be jointly administered under the caption In re Global Eagle Entertainment Inc., et al. (the “Chapter 11 Cases”). The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking approval of various “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://cases.primeclerk.com/GEE, a website administered by Prime Clerk, a third party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference onto, and does not constitute part of, this Current Report on Form 8-K.

Restructuring Support Agreement

On July 21, 2020, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with creditors holding, in the aggregate, approximately 78.8% of the aggregate outstanding principal amount of the First Lien Loans (the “Consenting First Lien Lenders” or the “Investor Group”). Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Form 8-K have the meanings given to them in the RSA.

As contemplated in the RSA, the Company will pursue a going concern sale of the business of the Debtors pursuant to Section 363 of the Bankruptcy Code (either through a sale to the stalking horse bidder or to the highest or otherwise best sale offer, if not the stalking horse bidder, pursuant to this sale process, the “Sale Transaction”), which is based on a stalking horse bid from an entity formed by or at the direction of the Investor Group, (“the Purchaser”) and/or other co-investors and/or their respective designees on terms and in accordance with a purchase agreement, which has been agreed by the Company and the Consenting First Lien Lenders (the “Stalking Horse Bid”). Any such Sale Transaction would be executed through an auction process supervised by the Bankruptcy Court at which higher or better bids may be presented.

The RSA also contemplates debtor-in-possession financing pursuant to a DIP Credit Agreement (as defined and described below), to be provided by certain of the Consenting First Lien Lenders, which will provide the Debtors with at least $80 million in liquidity during the Chapter 11 Cases. The RSA further contemplates certain exit facilities that will be extended to the Purchaser as of the consummation of the Sale Transaction with the Purchaser as further described below.

Pursuant to the RSA, each of the Debtors and the Consenting First Lien Lenders has made customary commitments to each other. The Debtors have agreed to, among other things, seek to implement the Sale Transaction and other matters contemplated by the RSA and to satisfy certain other covenants. The Consenting First Lien Lenders have also committed to support and to use commercially reasonable efforts to take, or refrain from taking, certain actions in furtherance of the Sale Transaction and other matters contemplated in the RSA. The RSA also provides that certain of the Consenting First Lien Lenders will also be providing debtor-in-possession financing pursuant to the DIP Credit Agreement.

The RSA and other transaction documents contain milestones for the progress of the Chapter 11 Cases (the “Milestones”), which include the dates by which the Debtors are required to, among other things, obtain certain orders of the Bankruptcy Court and consummate the Sale Transaction. Among other dates set forth in the RSA, the agreement contemplates: (i) the Debtors will have filed a motion to approve the Sale Transaction and associated bidding procedures, (ii) the Bankruptcy Court will have entered the interim order approving the DIP Credit Agreement (the “Interim DIP Order”) and associated credit facility no later than five days after the Petition Date, and the final order approving the DIP Credit Agreement and associated credit facility (the “Final DIP Order”) no later than 40 days after the Petition Date and the Sale Order no later than 85 days after the Petition Date, and that the satisfaction of all Closing Date conditions (other than regulatory consents and approvals) shall have occurred by no later than 100 days after the Petition Date, subject in each case to an extension or waiver of such dates by the requisite Consenting First Lien Lenders under the terms of the RSA.

Each of the parties to the RSA may terminate the agreement under certain limited circumstances. Any Debtor may terminate the RSA upon, among other circumstances:

•

its board of directors, after consultation with counsel, determining (i) that performance under the RSA would be inconsistent with its fiduciary duties or (ii) in the exercise of its fiduciary duties to pursue an Alternative Transaction;

•	the failure of the Consenting First Lien Lenders to hold, in the aggregate at least 50.01% of the aggregate principal amount outstanding of the First Lien Loans; and

•	certain actions by the Bankruptcy Court, including dismissing the Chapter 11 Cases or converting the Chapter 11 Cases into cases under Chapter 7 of the Bankruptcy Code.

The Consenting First Lien Lenders also have specified termination rights, including certain termination rights similar to the Debtors. Additionally, the Required Consenting First Lien Lenders may terminate the RSA with respect to the Consenting First Lien Lenders, if any of the Milestones have not been achieved, extended, or waived after the required date for achieving such Milestone.

The transactions contemplated by the RSA and the Sale Transaction do not provide for any ownership or other interest in the Company or the Purchaser being provided to the holders of the Company’s outstanding common stock or 2.75% Convertible Senior Notes due 2035, or the notes under the Securities Purchase Agreement, nor does the Company currently anticipate the holders of the Company’s outstanding common stock, 2.75% Convertible Senior Notes due 2035, or the notes under the Securities Purchase Agreement will receive any consideration as a result of such transactions.

The transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

The foregoing description of the RSA and the Restructuring Term Sheet is not complete and is qualified in its entirety by reference to the RSA and the Restructuring Term Sheet, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following debt instruments and agreements (the “Debt Instruments”):

•

the Credit Agreement, dated as of January 6, 2017, as amended, by and among the Company, the guarantors party thereto, the lenders and letter of credit issuers party thereto and Citibank, N.A., as administrative agent;

•

the Securities Purchase Agreement, dated as of March 8, 2018, as amended, by and among the Company, the guarantors party thereto, and each purchaser party thereto, relating to the Company’s second lien notes; and

•	the Indenture, date as of February 18, 2015, with respect to the Company’s 2.75% Convertible Senior Notes due 2035, between the Company and U.S. Bank National Association, as trustee.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

On July 22, 2020, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Prior to July 22, 2020, the Company engaged in confidential negotiations (the “Negotiations”) with certain of its creditors and other third parties regarding a possible transaction in respect of the Company’s indebtedness. In connection with the Negotiations, the Company provided certain such creditors and third parties certain confidential and proprietary information regarding the Company.

In connection with the Negotiations, the Company agreed with certain such creditors to provide certain information publicly, including the proposed terms of the Sale Transaction, and is making the disclosures in this Item 7.01 and attached as Exhibit 99.3 to this report in accordance with such agreements. Such disclosures have not been updated since their delivery to such creditors and third parties, may not reflect the Company’s current situation, expectations or evaluations, and include numerous forward-looking statements (see discussion below).

The information contained in this Item 7.01, including in Exhibit 99.2 and Exhibit 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Debtor-in-Possession Credit Agreement

The RSA also contemplates that, subject to the approval of the Bankruptcy Court following the entry of the Interim DIP Order, the Company and the wholly-owned domestic subsidiaries of the Company, as guarantors, will enter into: (i) a Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) with Citi Bank, N.A., as DIP agent and escrow agent, and the lenders party thereto (collectively, the “DIP Lenders”), substantially in the form attached to the RSA as Exhibit D.

If the Debtors’ entry into the DIP Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP Lenders would provide a senior secured super-priority DIP term loan facility in an aggregate principal amount of $80 million (the “DIP Term Loan Facility”), which term loan shall accumulate interest based on an interest rate of LIBOR rate plus 10.00%, with a 1.25% LIBOR floor. The DIP Lenders would be entitled to receive cash interest payments on term Loans through the pendency of the Chapter 11 Cases. Payments under the DIP Term Loan Facility include (i) a 5.00% backstop payment and (ii) a 3.00% upfront payment, in each case, payable on the funding date of the term loans thereunder. Principal under the DIP Term Loan Facility is due on the maturity date under the DIP Credit Agreement. The scheduled maturity of the DIP Term Loan Facility would be six months from the closing date thereof, subject to an extension of 30 days to the extent necessary if the Sale Order has been entered and the parties are awaiting Federal Communications Commission consents and approvals.

Borrowings under the DIP Term Loan Facility would be senior secured obligations of the Company, secured by a super priority lien on the collateral securing the Debtors’ obligations under the Credit Agreement, as well as the unencumbered assets of the Debtors. The DIP Credit Agreement includes various customary covenants, including a covenant mandating compliance with a 13-week budget (subject to permitted variances), weekly variance testing with respect to disbursements and receipts forecast in the 13-week budget and reporting requirements related to the Chapter 11 Cases, among others. The DIP Credit Agreement also includes a covenant requiring the Company to maintain, from and after the funding date under the DIP Credit Agreement, cash and cash equivalents of the Company and its subsidiaries in an aggregate amount of not less than $20,000,000.

The RSA also contemplates that, certain Consenting First Lien Lenders will fund a new money credit facility, plus a letter of credit facility, at the option of the Purchaser (the “Exit Facility”), to be incurred by the Purchaser on the closing date of the Sale Transaction (the “Closing Date”). The Exit Facility contemplates a four-year maturity with an initial interest rate of LIBOR plus 10.00% with a 1.25% LIBOR floor. The Exit Facility will be secured by a first- priority lien on substantially all of the assets of the Purchaser and any guarantors, subject to usual and customary exceptions for excluded assets.

Following the Closing Date, the Purchaser will have total debt of not more than $400 million (plus letters of credit), between the Exit Facility, inclusive of takeback debt of $275 million (the “Takeback Financing Facility” and, together with the Exit Facility, the “Newco Facilities”). The Takeback Financing Facility contemplates a five-year maturity with an initial interest rate of LIBOR plus 7.50% with a 1.25% LIBOR floor. At the Purchaser’s option, if liquidity of the Purchaser and its subsidiaries is less than $40 million on a pro forma basis, up to 500 bps of interest may be paid-in-kind during the first 24 months after the closing date of the Takeback Financing Facility. Borrowings under the Takeback Financing Facility will be secured by a second priority lien on the collateral under the Exit Facility.

The DIP Term Loan Facility is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Debtors are seeking interim approval of the DIP Term Loan Facility, and are seeking availability of a portion of the DIP Term Loan Facility in the amount not less than $30 million at an interim hearing in the Bankruptcy Court, contemplated to occur promptly after the Petition Date, and are seeking final approval to access the remaining amounts available under the DIP Term Loan Facility at a final hearing. The Debtors anticipate that the DIP Credit Agreement will become effective promptly following interim approval of the DIP Term Loan Facility by the Bankruptcy Court.

The foregoing descriptions of the DIP Credit Agreement and the Newco Facilities do not purport to be complete and are qualified in their entirety by the full text of the RSA and the DIP Credit Agreement and the exhibits thereto, copies of which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Letter of Credit Reimbursement Agreement

Subject to the approval of the Bankruptcy Court following the entry of the Interim DIP Order, the Company also expects to enter into a Senior Secured Super-Priority Letter of Credit Reimbursement Agreement (the “L/C Reimbursement Agreement”) with Citibank, N.A., as the issuing bank (the “Issuing Bank”) on the terms and conditions set forth in the Interim DIP Order.

If the Company’s entry into the L/C Reimbursement Agreement is approved by the Bankruptcy Court as proposed, the Issuing Bank would provide a $10 million (the “DIP L/C Facility Limit”) super-priority letter of credit facility (the “DIP Letter of Credit Facility”) to provide additional letter of credit capacity in an amount equal to the DIP L/C Facility Limit less the aggregate face amount of then issued and outstanding letters of credit provided by Citibank, N.A. under the Credit Agreement. Pricing of the DIP Letter of Credit Facility is substantially consistent with the terms applicable to existing letters of credit under the Credit Agreement. News letters of credit issued under the DIP Letter of Credit Facility after the petition date will be fully cash collateralized. The proceeds of the DIP Term Loan Facility will be available for use as cash collateral in respect of post-petition letters of credit issued under the DIP Letter of Credit Facility.

The foregoing description of the L/C Reimbursement Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the L/C Reimbursement Agreement set forth in the Interim DIP Order.

Asset Purchase Agreement

As provided for in the RSA, the Company, the other Debtors and the Consenting First Lien Lenders have agreed upon a form of the Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between the Company and the Purchaser. Pursuant to the terms of the Asset Purchase Agreement, the Debtors will agree to sell substantially all of their assets (the “Assets,” and such sale, the “Sale”) to the Purchaser and the Purchaser will agree to assume from the Debtors, certain specified liabilities (the “Assumed Liabilities”).

The purchase price under the Asset Purchase Agreement will be comprised of (a) a credit bid pursuant to Section 363(k) of the Bankruptcy Code against (i) up to 100% of the obligations owed by Debtors under the First Lien Loans as of the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”) and (ii) to the extent necessary to acquire any DIP Collateral (as defined in the DIP Credit Agreement), up to $5.0 million of the Obligations (as defined in the DIP Credit Agreement), (b) the payment of an amount in cash equal to (i) the amount of a budget to be agreed by the Debtors and Purchaser for the wind-down of the Debtors’ estates plus (ii) an amount equal to the Obligations (as defined in the DIP Credit Agreement) outstanding as of the Closing, less the amount described in foregoing clause (a)(ii), and (c) the assumption of certain liabilities as more fully set forth therein (the “Purchase Price”).

The Asset Purchase Agreement contains customary representations and warranties and covenants by the Debtors and the Purchaser.

The Asset Purchase Agreement also contains customary conditions that must be satisfied before the Debtors and the Purchaser are obligated to effect the Closing, including the accuracy of representations and warranties, compliance with covenants, the receipt of specified consents, the absence of any laws or orders preventing the Closing,the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the receipt of approvals required by governmental agencies, including the Federal Communications Commission, and the timely approval by the Court of the Bid Procedures Order (defined below) and a Sale Order and the ability to deliver certain closing deliverables.

The Asset Purchase Agreement may be terminated upon the occurrence of certain events, including if the Closing has not occurred prior to October 30, 2020 (subject to extension in certain cases to no later than December 29, 2020).

Upon entry, the Asset Purchase Agreement, which is subject to Court approval, is intended to constitute a “stalking horse bid” for the Assets in accordance with the form of bid procedures order (the “Bid Procedures Order”) and the bid procedures attached to the Bid Procedures Order (the “Bid Procedures”), which shall be filed in a bid procedures motion with the Court pursuant to the Restructuring Term Sheet (the “Bid Procedures Motion”). The Asset Purchase Agreement includes certain bid protections for the Purchaser payable in accordance with the terms thereof, including an expense reimbursement of all reasonable and documented out of pocket fees of Purchaser (the “Expense Reimbursement”). The Debtors will seek to have a hearing to consider the Bid Procedures Motion, and the entry of the Bid Procedures Order, is scheduled to be held, subject to the Court’s availability, within 28 days of the Petition Date.

The Bid Procedures Order, if approved, will establish certain Bid Procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers to purchase all or substantially all of the Assets (any such offer, a “Competing Transaction”). The Bid Protections are payable upon the consummation of a Competing Transaction.

The Bid Procedures Order, if approved, will set (i) a deadline to submit initial acceptable bids (“Initial Acceptable Bids”) as 42 calendar days following the Petition Date (the “Initial Acceptable Bid Deadline”), and (ii) assuming adequate Initial Acceptable Bids are received by the Initial Acceptable Bid Deadline, will set the deadline (the “Bid Deadline”) to submit qualified bids for the Debtors’ assets as 75 days following the Petition Date. Upon the receipt of at least one qualified offer from other bidders proposing a Competing Transaction by the Bid Deadline, the Debtors propose to hold an auction with respect to the Assets on or about 80 calendar days following the Petition Date. Additional information regarding the proposed auction and the requirements for qualified bids with respect to a Competing Transaction can be found in the Restructuring Term Sheet and the Bid Procedures Order.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Asset Purchase Agreement, which has been filed with the Court and is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

In this Current Report on Form 8-K, we make “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to us as of the date hereof and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of other factors, including the risks and uncertainties set forth in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this Current Report on Form 8-K). Investors should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Twelfth Amendment to Credit Agreement, dated as of July 20, 2020, by and among Global Eagle Entertainment Inc., the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35175, filed July 22, 2020.)

10.2	Restructuring Support Agreement, dated July 22, 2020

10.3	Senior Secured Super-Priority Term Loan Debtor-In-Possession Credit Agreement, dated July 24, 2020

10.4	Form of Asset Purchase Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-35175, filed July 22, 2020.)

99.1	List of Filing Subsidiaries (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 001-35175, filed July 22, 2020.)

99.2	Press Release, dated July 22, 2020 (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K (File No. 001-35175, filed July 22, 2020.)

99.3	Release of Private Information (Incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K (File No. 001-35175, filed July 22, 2020.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

Dated: July 24, 2020